UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2010

CRM Holdings, Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-32705	98-0521707
(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2062, Hamilton HM HX, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

(441) 295-6689
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard:  Transfer of Listing.

On May 12, 2010, we received a letter from The Nasdaq Stock Market stating that our common shares have failed to comply with the $1.00 minimum bid price required for continued listing on The Nasdaq Global Market under Nasdaq Listing Rule 5450(a) (1).

We intend to appeal the Staff’s determination.  There can be no assurance that our request for continued listing will be granted; however, the appeal will stay the delisting of our common shares from The Nasdaq Global Market pending the decision of a Nasdaq listing qualification hearings panel.  We intend to present a plan that includes a discussion of the actions we expect to take to regain compliance with Nasdaq Listing Rule 5450(a) (1), including a commitment to effect a reverse stock split.  At the annual meeting of our shareholders held on May 5, 2010, our shareholders authorized the Board of Directors to effect up to a one for ten reverse split of our common shares if necessary to maintain the listing of the common shares on The Nasdaq Global Market.

Item 9.01  Financial Statements and Exhibits

99.1  Press Release dated May 13, 2010

99.2  Letter, dated May 12, 2010, from The Nasdaq Stock Market to L. Keith Hickey, Esq. of CRM Holdings Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRM Holdings, Ltd.

/s/ James J. Scardino
James J. Scardino Chief Executive Officer

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